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                                                                  EXHIBIT E


                         FOURTH AMENDED AND RESTATED


                            STOCKHOLDERS AGREEMENT

                                    among

                               IFX CORPORATION,

                       UBS CAPITAL AMERICAS III, L.P.,

                               UBS CAPITAL LLC,

                  INTERNATIONAL TECHNOLOGY INVESTMENTS, LC,

                               JOEL EIDELSTEIN,

                               MICHAEL SHALOM,

                                  LSC, LLC,

                                JAK BURSZTYN,

                                     and

                                 LEE S. CASTY



                          dated as of June 28, 2002

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                               IFX CORPORATION


              FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT


        THIS FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is entered as of June 28, 2002, among IFX CORPORATION, a Delaware corporation (the "Company"), UBS CAPITAL AMERICAS III, L.P., a Jersey, Channel Islands limited partnership, and UBS CAPITAL LLC, a Delaware limited liability company (collectively, "UBS" and together with successors and assigns, the "Investor Stockholders"), INTERNATIONAL TECHNOLOGY INVESTMENTS, LC, a Nevada limited liability company ("ITI"), JOEL EIDELSTEIN, individually ("Eidelstein"), MICHAEL SHALOM, individually ("Shalom"), JAK BURSZTYN, individually ("Bursztyn"), LSC, LLC, a Delaware limited liability company ("LSC") and LEE S. CASTY ("Casty"; ITI, LSC, Shalom, Eidelstein, Bursztyn, Casty and any other Person who becomes a party to this Agreement pursuant to the last sentence of Section 5.2, individually, a "Stockholder," and collectively, the "Stockholders").

                                   RECITALS

        WHEREAS, the Company and the Investor Stockholders entered into that certain IFX Corporation Preferred Stock Purchase Agreement, dated as of June 15, 2000, pursuant to which the Investor Stockholders purchased 2,030,869 shares of Series A Preferred Stock; and

        WHEREAS, as a condition to and in consideration of the Investor Stockholders' purchase of Series A Preferred Stock, the Company, the Investor Stockholders and certain of the Stockholders entered into that certain Amended and Restated Stockholders Agreement dated as of June 15, 2000; and

        WHEREAS, the Company and the Investor Stockholders entered into that certain IFX Corporation Preferred Stock Purchase Agreement, dated March 13, 2001, pursuant to which the Investor Stockholders purchased 4,418,262 shares of Series B Preferred Stock; and

        WHEREAS, as a condition to and in consideration of the Investor Stockholders' purchase of Series B Preferred Stock, the Company, the Investor Stockholders, Casty Grantor Subtrust and certain of the Stockholders (except Casty) entered into that certain Second Amended and Restated Stockholders Agreement dated as of May 7, 2001; and

        WHEREAS, the Company and the Investor Stockholders entered into the IFX Corporation Series C Convertible Preferred Stock Purchase Agreement, dated October 11, 2001, pursuant to which the Investor Stockholders acquired 3,833,333 shares of newly issued Series C Preferred Stock; and

        WHEREAS, as a condition to and in consideration of the Investor Stockholders' purchase of Series C Preferred Stock, the Company, the Investor Stockholders and certain of the Stockholders entered into that certain Third Amended and Restated Stockholders Agreement dated as of February 19, 2002 (the "Existing Agreement"); and

        WHEREAS, the Company, the Investor Stockholders, LSC, Bursztyn and ITI have entered into the IFX Corporation Series D Convertible Preferred Stock Purchase Agreement, dated February 19, 2002 (the "Stock Purchase Agreement"), pursuant to which the Investor Stockholders, ITI, Bursztyn and LSC will acquire shares of newly issued Series D Preferred Stock; and

        WHEREAS, as a condition to and in consideration of the purchase of Series D Preferred Stock by UBS, ITI, Bursztyn and LSC, the Company, the Investor Stockholders, and the Stockholders have agreed to amend and restate the Existing Agreement as set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

        SECTION 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

        "Affiliate" of a specified Person shall mean (a) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, (b) in the case of a natural Person, such Person's spouse, parent or lineal descendant (whether by blood or adoption and including stepchildren), a trust primarily for the benefit of such Person and the foregoing, (c) in the case of a trust any Person with whom the beneficiaries of the Trust are Affiliates, or
(d) in the case of UBS, (i) any company under the direct or indirect control of UBS AG (a "UBS Group Company") and/or any partnership or unincorporated association under the direct or indirect control of any UBS Group Company which includes, without limiting the generality of the foregoing, any limited partnership the general partner of which is a UBS Group Company and any limited liability company the managing member of which is a UBS Group Company, and (ii) any alternative investment vehicle formed by either of the foregoing, or any other entity (x) in which UBS AG directly or indirectly owns at least 20% of the equity interests and (y) is advised or managed (whether pursuant to contract, as general partner, managing member or otherwise) by an entity in which UBS AG has a direct or indirect equity interest.

        "Agent" has the meaning assigned to such term in Section 5.13.

        "as converted" has the meaning assigned to such term in Section 2.3.

        "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common



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Stock, Preferred Stock or other Voting Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and
(ii) no Person shall be deemed to beneficially own any security solely as a result of such Person's execution of this Agreement.

        "Board" means the Board of Directors of the Company.

        "Bona Fide Purchaser" means, with respect to a proposed Transfer of Equity Securities, any transferee of Equity Securities who or which (a) is not an Affiliate of the Investor Stockholders and (b) has delivered a good faith written offer to purchase Equity Securities.

        "Bursztyn" has the meaning assigned to such term in the preamble.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City on the city of Miami, Florida.

        "Buyer" has the meaning assigned to such term in Section 3.6.

        "Bylaws" means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Certificate and the terms of this Agreement.

        "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and includes, in the case of the Company without limitation, any and all shares of Common Stock and Preferred Stock.

        "Casty" has the meaning assigned to such term in the preamble.

        "Certificate" means the Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        "Certificates of Designation" means, collectively, the Series A Certificate of Designation, the Series B Certificate of Designation, the Series C Certificate of Designation, the Series D Certificate of Designation and any other Certificate of Designation approved and filed by the Company with the Secretary of State of the State of Delaware.

        "Closing" has the meaning assigned to such term in the Stock Purchase Agreement.



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        "Common Stock" means the common stock, par value $0.02 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

        "Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

        "Director" means any member of the Board.

        "Eidelstein" has the meaning assigned to such term in the preamble.

        "Equity Securities" means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations promulgated thereunder.

        "Family" means any spouse, lineal ancestor or descendant, brother or sister.

        "Holder" means an Investor Stockholder and any other holder of Equity Securities who or which is a permitted transferee of an Investor Stockholder pursuant to Section 3.1(c).

        "Independent Director" has the meaning specified in Rule 4200(a)(14) of the NASD listing standards, as in effect on the date hereof and as the same may be amended or supplemented, or in any successor rule or regulation.

        "Independent Representative" has the meaning assigned to such term in
Section 2.1(a).

        "Investor Representative" has the meaning assigned to such term in
Section 2.1(a).

        "ITI" has the meaning assigned to such term in the preamble.

        "LSC" has the meaning assigned to such term in the preamble.

        "NASD" means the National Association of Securities Dealers, Inc.

        "Offer" has the meaning assigned to such term in Section 3.5(a).

        "Offered Shares" has the meaning assigned to such term in Section
3.5(a).

        "Permitted Sales" means (i) in the case of ITI and Shalom, the Transfers permitted in the first sentence of Section 3.3(a), (ii) in the case of Eidelstein or Bursztyn,



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the Transfers permitted in the second sentence of Section 3.3(a), (iii) in the case of Casty or LSC, any Transfer described in the first sentence of Section 3.4(a) hereof, and (iv) in the case of any other Stockholder, Transfers to or among such Stockholder's Affiliates.

        "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any other entity.

        "Preferred Stock" means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other class or series of preferred stock of the Company which is convertible, directly or indirectly, into Common Stock, whether at the time of issuance or upon passage of time or the occurrence of some future event.

        "Proposed Transferee" has the meaning assigned to such term in Section 3.5(a).

        "Pro Rata Fraction" has the meaning assigned to such term in Section 3.5(c).

        "Qualified Public Offering" has the meaning assigned to such term in the Stock Purchase Agreement.

        "Registration Rights Agreement" has the meaning assigned to such term in the Stock Purchase Agreement.

        "Representatives" has the meaning assigned to such term in Section
2.1(b).

        "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the federal securities laws.

        "Securities Act" has the meaning assigned to such term in Section 3.1.

        "Seller" has the meaning assigned to such term in Section 3.5(a).

        "Series A Certificate of Designation" means the Amended Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series A Convertible Preferred Stock of the Company in the form filed with the Secretary of State of the State of Delaware, as amended from time to time.

        "Series B Certificate of Designation" means the Amended Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series B Convertible Preferred Stock of the Company in the form filed with the Secretary of State of the State of Delaware, as amended from time to time.

        "Series C Certificate of Designation" means the Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series C Convertible Preferred Stock of the Company in the form filed with the Secretary of State of the State of Delaware, as amended from time to time.


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        "Series D Certificate of Designation" means the Certificate of
Designation, Number, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series D Convertible Preferred Stock of the Company in the form filed with the Secretary of State of the State of Delaware, as amended from time to time.

        "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $1.00 per share, of the Company.

        "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $1.00 per share, of the Company.

        "Series C Preferred Stock" means the Series C Convertible Preferred Stock, par value $1.00 per share, of the Company.

        "Series D Preferred Stock" means the Series D Convertible Preferred Stock, par value $1.00 per share, of the Company.

        "Shalom" has the meaning assigned to such term in the preamble.

        "Stockholders" has the meaning assigned to such term in the preamble.

        "Stock Purchase Agreement" has the meaning assigned to such term in the recitals.

        "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person.

        "UBS" means (i) UBS Capital Americas III, L.P., a Jersey, Channel Islands limited partnership, (ii) UBS Capital LLC, a Delaware limited liability Company, and (iii) any Affiliate of UBS, individually and collectively.

        "Voting Securities" means, at any time, shares of any class of Equity Securities of the Company which are then entitled to vote generally in the election of Directors.

        SECTION 1.2    Other Definitional Provisions.

               (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

               (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


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                                  ARTICLE II

                             CORPORATE GOVERNANCE

         SECTION 2.1 Board Representation.

               (a) Effective on the date hereof, the Board shall be comprised of seven (7) Directors of whom: (i) three (3) shall be designees of the Investor Stockholders (the "Investor Representatives"), (ii) one
    (1) shall be the designee of ITI (the "ITI Representative"), (iii) one (1) shall be the designee of Casty (the "Casty Representative"), (iv) one (1) shall be an Independent Director designated by the Investor Stockholders (the "Investor Independent Representative") and (v) one (1) shall be an Independent Director acceptable to the Investor Stockholders, Casty and ITI (with such consents not to be unreasonably withheld or delayed) (the "Independent Representative"). The initial Investor Representatives shall be Richard Capone, Mark O. Lama and George Duarte, the initial ITI Representative shall be Shalom, the initial Casty Representative shall be Eidelstein, the initial Investor Independent Representative shall be Patrick Delhougne and the initial Independent Representative shall be Burton Meyer. For purposes hereof, each of the three Investor Representatives and the Investor Independent Representative shall count as one of the four Preferred Directors (as defined in the Certificates of Designation).

               (b) The Company shall take such action as may be required under applicable law (i) to cause the Board to consist of the number of Directors specified in clause (a), (ii) to include in the slate of nominees recommended by the Board the Investor Representatives, the ITI Representative, the Casty Representative, the Investor Independent Representative and the Independent Representative (collectively, the "Representatives"), and (iii) to cause the Representatives to be duly appointed in accordance with the foregoing and, in the case of the Investor Representatives, in accordance with the Certificates of Designation. The Company agrees to use its reasonable best efforts to cause the election of the Representatives to the Board, including nominating such individuals to be elected as Directors as provided herein.

               (c) Each of the Investor Stockholders and the Stockholders agrees to vote, or act by written consent with respect to any Voting Securities beneficially owned by him or it, at each annual or special meeting of the stockholders of the Company at which Directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary to cause the Representatives designated by the others in accordance with the terms of this Agreement to be elected to the Board and agrees to use his or its reasonable best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as Directors.

               (d) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Representative, the remaining Directors and the Company shall cause the vacancy created thereby to be filled by a new designee of the party or parties that designated such Director as soon as possible, who is designated in the manner specified in this



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    Section 2.1. Each of the Company, Investor Stockholders and the
    Stockholders hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same. Upon the written request of any party who is entitled to designate a Representative, each of the Investor Stockholders and Stockholders shall vote, or act by written consent with respect to all Voting Securities beneficially owned by him or it and otherwise take or cause to be taken all actions necessary to remove any Director designated by such party. Unless, any party who is entitled to designate a Representative shall otherwise request in writing, none of the others shall take any action to cause the removal of any Director designated by the former.

               (e) Each of the Company, the Investor Stockholders and the Stockholders agree not to take any action that would cause the number of Directors constituting the entire Board to be other than the number provided in Section 2.1(a) without the written consent of each other party entitled to designate a Representative.

               (f) The covenants and agreements set forth herein shall be subject to the fiduciary obligations of the Representatives now or hereafter serving on the Board and shall not prevent the Representatives now or hereafter serving on the Board from taking any action or refraining to take any action while acting in the capacity as a Director of the Company. The foregoing shall not limit the rights or obligations of the Investor Stockholders, ITI and Casty in their capacity as stockholders of the Company hereunder.

        SECTION 2.2 Committees. The Company shall, except as provided below, by amending its Bylaws or otherwise, establish and maintain a Compensation Committee and an Audit Committee of the Board which satisfies the requirements of this Section. The Compensation Committee shall consist of three (3) Directors, one (1) of whom shall be an Investor Representative and two (2) of whom shall be Independent Representatives. The Audit Committee shall consist of three (3) Directors, one (1) of whom shall be an Investor Representative and two (2) of whom shall be Independent Representatives. The Compensation Committee shall have responsibility for compensation matters customarily addressed by compensation committees of similarly situated companies and shall have the full power and authority of the Board with respect thereto, except as limited by applicable law. The Audit Committee shall have responsibility for matters customarily addressed by audit committees of similarly situated companies and shall have the full power and authority of the Board with respect thereto, except as limited by applicable law. Notwithstanding anything to the contrary herein, the Investor Stockholders and the Stockholders acknowledge and agree that the composition of the Compensation and Audit Committees must satisfy any applicable rules and regulations of the SEC and the NASD as in effect from time to time.

        SECTION 2.3 Termination of Rights.

               (a) Except with respect to the rights of the Investor Stockholders as provided in subparagraph (b) below, Sections 2.1 and 2.2 shall terminate upon a Qualified Public Offering. Prior to a Qualified Public Offering, the rights of the Investor Stockholders and any Stockholder under Sections 2.1 and 2.2 (and the corresponding obligation of the Stockholders) shall terminate at such time as such Investor Stockholder or Stockholders, as the case may be (together with their



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    respective Affiliates), ceases to own at least 25% of the number of shares of Common Stock on an as converted basis that such Investor Stockholder or Stockholders held (together with their respective Affiliates) as of Closing.

               (b)    The rights of the Investor Stockholders under Sections
    2.1 and 2.2 (and the corresponding obligations of the Stockholders) shall survive a Qualified Public Offering, provided that, at such time as the Investor Stockholders and their Affiliates shall cease to own in the aggregate at least 25% of the number of shares of Common Stock (determined with respect to the Preferred Stock and any other Equity Securities owned by the Investor Stockholders and their Affiliates that are convertible into (whether or not, in the case of the Preferred Stock, such Preferred Stock is then currently convertible at the option of the holder into Common Stock), or exchangeable or exercisable for Common Stock, on an as-converted, exchanged or exercised basis (any determination made in accordance with the foregoing shall hereinafter be referred to as "as converted")) that the Investor Stockholders and such Affiliates held as of the Closing (adjusted for stock splits, combinations, stock dividends and the like), the Investor Stockholders shall cease to have the right to designate Directors pursuant to Section 2.1 and members of the Compensation Committee and Audit Committee pursuant to Section 2.2 and all other rights of the Investor Stockholders under this Article II shall terminate.

                                 ARTICLE III

                                  TRANSFERS

        SECTION 3.1 Investor Stockholder Transfers. Each Investor Stockholder hereby agrees that it shall not Transfer any shares of its Equity Securities, unless such Transfer is effected through (a) a public offering registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (b) sales made pursuant to Rule 144 under the Securities Act, or any successor provisions or (c) a Transfer otherwise permitted hereunder and in compliance herewith. Any Equity Securities Transferred pursuant to clause (a) or (b) shall no longer be subject to this Agreement. Each transferee Holder under clause (c) shall agree in writing as a condition to such Transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the transferring Investor Stockholder, and all stock certificates representing shares transferred to such transferee shall bear a legend providing notice of the restrictions contained in this Agreement.

        SECTION 3.2 Stockholder Transfers. Each Stockholder hereby agrees that it shall not Transfer any shares of its Equity Securities, unless such Transfer is effected through (a) a public offering registered under the Securities Act, (b) sales made pursuant to Rule 144 under the Securities Act or any successor provisions or (c) a Transfer otherwise permitted hereunder and in compliance herewith. Any Equity Securities Transferred pursuant to clauses (a) or (b) shall no longer be subject to this Agreement, except as provided herein. Each transferee under clause (c) shall agree in writing as a condition to such Transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the transferring Stockholder, and all stock

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certificates representing shares transferred to such transferee shall bear a legend providing notice of the restrictions contained in this Agreement.

        SECTION 3.3 Transfers by Eidelstein, Bursztyn, ITI and Shalom.

               (a) ITI and Shalom agree that neither such Stockholder nor any of its Affiliates shall Transfer more than 25,000 shares of Common Stock during any calendar quarter, in each case, without the written consent of the Investor Stockholders, which consent shall not be unreasonably withheld or delayed, or without compliance with Sections 3.5 and 3.6; provided that Transfers by ITI and Shalom shall be aggregated for purposes of the foregoing. Each of Bursztyn and Eidelstein hereby agrees that neither of them nor any of their respective Affiliates shall Transfer more than 25,000 shares of Common Stock (determined with respect to each of Bursztyn and Eidelstein separately) during any calendar quarter without the written consent of the Investor Stockholders, which consent shall not be unreasonably withheld or delayed, or without compliance with Sections
    3.5 and 3.6. Notwithstanding the foregoing, Eidelstein, Bursztyn, ITI or Shalom may Transfer all or any of their Equity Securities (x) to any member of such Stockholder's Family or to any trust for the benefit of any such Family member of such Stockholder or to any other Affiliate (including, without limitation, the members of ITI), provided that any such transferee shall agree in writing with the Company and the Investor Stockholders as a condition to such Transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Stockholder, or (y) by will or the laws of descent and distribution; provided, however, in such event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Stockholder; and provided, further, that each such transferee shall execute an irrevocable proxy appointing ___________________________________ as proxy to vote all such shares so transferred, such appointment shall be coupled with an interest, and all stock certificates representing such shares shall bear a legend providing notice of such appointment of proxy and the restrictions contained in this Agreement.

               (b) The Transfer restrictions contained in Section 3.3(a) shall terminate upon the earlier of: (i) a Qualified Public Offering and
    (ii) the time at which the Investor Stockholders and the other Holders own less than 20% of the Common Stock (on an as converted basis) that the Investor Stockholders owned as of the Closing.

        SECTION 3.4 Transfers by LSC and Casty.

               (a) Casty and LSC agree that neither they nor any of their Affiliates shall Transfer, during any calendar quarter, more than the number of Shares of Common Stock permitted under Rule 144(e) of the Securities Act measured as of the last day of such calendar quarter plus 50% of the number of Shares of Common Stock which were eligible for sale (but not sold under this Section 3.4(a)) during the preceding calendar quarters (beginning with the calendar quarter ending March 31, 2001), without the written consent of the Investor Stockholders, which consent shall not be unreasonably withheld or delayed, or without compliance with Sections 3.5 and 3.6. Notwithstanding the foregoing, Casty or LSC may Transfer all or any of their Equity Securities (x) to any member of such Stockholder's Family, to any trust for the benefit of any such Family member of such Stockholder or to any other Affiliate, provided that any such transferee shall agree in writing as a condition to such Transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Stockholder, or (y) by will or the laws of descent and distribution; provided, however, in such event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Stockholder; and provided, further, that each such transferee shall execute an irrevocable proxy appointing Joel Eidelstein as proxy to vote all such shares so transferred, such appointment shall be coupled with an interest, and all stock certificates representing such shares shall bear a legend providing notice of such appointment of proxy and the restrictions contained in this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the number of shares that Casty shall be deemed to be permitted to transfer under Rule 144(e) of the Securities Act shall include all shares of Common Stock owned by him which were not received on exercise of any Company Preferred Stock.

               (b) The Transfer restrictions contained in Section 3.4(a) shall terminate upon the earlier of: (i) a Qualified Public Offering and
    (ii) the time at which the Investor Stockholders and the other Holders own less than 20% of the Common Stock (on an as converted basis) that the Investor Stockholders owned as of the Closing.

        SECTION 3.4A. Former Tutopia Stockholders. If a Person who was a common stockholder of Tutopia.com, Inc. becomes a party to this Agreement directly as a result of Section 2(e) of the Amended and Restated Put Agreement ("Put Agreement") dated as of June 28, 2002, then with respect to any Equity Securities received in connection with the Put Agreement (but not with respect to any Equity Securities otherwise held by such Person), such Person (other than Bursztyn) shall be free to Transfer such Equity Securities received under the Put Agreement, subject to compliance with Sections 3.5 and 3.6 hereof. Notwithstanding the foregoing, each such stockholder may Transfer any of their Equity Securities received in connection with the Put Agreement: (a) to any member of such Stockholder's Family or to any trust for the benefit of any such Family member of such Stockholder or to any other Affiliate, provided that each such transferee shall agree in writing to be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Stockholder or (b) by will or the laws of descent and distribution; provided, however, in such event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Stockholder; and provided, further, that each such transferee shall execute an irrevocable proxy appointing Joel Eidelstein as proxy to vote all such shares so transferred, such appointment shall be coupled with an interest, and all stock certificates representing such shares shall bear a legend providing notice of such appointment of proxy and the restrictions contained in this Agreement. Notwithstanding anything contained herein to the contrary, Sections 3.5 and 3.6 will not apply to a Person described in the first sentence of this Section 3.4A with respect to any Common Stock of the Company that such Person did not receive by exercising his rights under the Put Agreement.

        SECTION 3.5    Right of First Refusal on Certain Transfers.

               (a) If at any time a Stockholder or any of his/its Affiliates, other than the Company, desires to Transfer all or any part of their Equity Securities (other than pursuant to Permitted Sales) to any Person (the "Proposed Transferee"), such Stockholder (the "Seller") shall, except as provided below, submit a written offer (the "Offer") to sell such Equity Securities (the "Offered Shares"), first to the Company, and second to the Holders, on the same terms and conditions on which the Seller proposes to sell such Offered Shares to the Proposed Transferee. The parties acknowledge and agree that any Transfer described in the second sentence of Section 3.4(a) or the last sentence of Section 3.3(a) shall not be subject to the terms of this Section. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company and the Holders may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

               (b) Upon receipt of the Offer, if the Company desires to purchase all or any part of the Offered Shares, the Company shall communicate in writing its election to purchase to the Seller, which communication shall state the number of Offered Shares the Company desires to purchase and shall be given to the Seller in accordance with Section 5.4 below within thirty (30) days of the date the Offer was made. Such notice shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale to, and purchase by, the Company of the number of Offered Shares specified by the Company in such notice and on the terms of the Offer. Sales of the Offered Shares to be sold to the Company pursuant to this Section 3.5(b) shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a Business Day, then on the next succeeding Business Day). Such sales shall be effected by the Seller's delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to the Company, against payment to the Seller of the purchase price therefor by the Company.

               (c) Each Holder shall, subject to the prior purchase right of the Company, have the absolute right to purchase that number of Offered Shares not purchased by the Company as shall be equal to the number of Offered Shares not purchased by the Company multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (determined on an as converted basis) then owned by such Holder and the denominator of which shall be the aggregate number of shares of Common Stock (determined on an as converted basis) then owned by all of the Holders. The amount of Offered Shares that each Holder is entitled to purchase under this Section 3.5(c) shall be referred to as its "Pro Rata Fraction." The Holders shall have a right of oversubscription such that if any Holder fails to accept the Offer as to its Pro Rata Fraction, the other Holders shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Holder by accepting the Offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Holders shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves. If a Holder desires to purchase all or any portion of the Offered Shares, said Holder shall communicate in writing its election to purchase to the Seller and the Company, which communication shall state the number of Offered Shares said Holder desires to purchase and shall be given to the Seller in accordance with Section 5.4 below within thirty (30) days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares (subject to the aforesaid limitations as to a Holder's right to purchase more than its Pro Rata Fraction) and on the terms of the Offer. Sales of the Offered Shares to be sold to purchasing Holders pursuant to this Section 3.5(c) shall be made at the offices of the Company on the later of (i) the 45th day following the date the Offer was made (or if such later of (i) the 45th day is not a Business Day, then on the next succeeding Business Day) and
(ii) the third Business Day following receipt of all material governmental or other consents in connection with such sale. Such sales shall be effected by the Seller's delivery to each purchasing Holder of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such purchasing Holder, against payment to the Seller of the purchase price therefor by such purchasing Holder.

               (d) If the Holders and the Company do not purchase in the aggregate all of the Offered Shares, the Offered Shares not so purchased may be sold by the Seller at any time within 90 days after the date the Offer was made, subject to the provisions of Section 3.6 hereof. Any such sale shall be to the Proposed Transferee, at the price and upon the other terms and conditions specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3.5. If Offered Shares are sold pursuant to this Section 3.5 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

               (e) The provisions of this Section 3.5 shall terminate upon the earlier of: (i) a Qualified Public Offering and (ii) the time at which the Investor Stockholders and the other Holders own less than 20% of the Common Stock (on an as converted basis) that the Investor Stockholders owned as of the Closing.

        SECTION 3.6 Right of Participation in Sales by Stockholders.

               (a) If at any time any of the Stockholders (the "Tag-Along Seller") desires to Transfer all or any part of the Equity Securities (other than pursuant to Permitted Sales) owned by such Tag-Along Seller to any Person other than Investor Stockholders (including the other Holders) (the "Buyer"), the Investor Stockholders shall, except as provided below, have the right to sell to the Buyer, as a condition to such sale by Tag-Along Seller, at the same price per share and on the same terms and conditions as involved in such sale by the Tag-Along Seller, a number of shares of Common Stock (on an as converted basis) equal to the number derived from multiplying the total number of shares of Common Stock (on an as converted basis) proposed to be sold by the Tag-Along Seller by a fraction, the numerator of which is the total number of shares of Common Stock (on an as converted basis) held by the Investor Stockholders and the denominator of which is the total number of shares of Common Stock (on an as converted basis) held by the Tag-Along Seller and the

    Investor Stockholders (including the other Holders). The parties acknowledge and agree that any Transfer described in the last sentence of
    Section 3.3(a) or the second sentence of Section 3.4(a) shall not be subject to the terms of this Section.

               (b) Each Investor Stockholder wishing to so participate in any sale under this Section 3.6 shall notify the Tag-Along Seller in writing of such intention within twenty (20) days after the date of their receipt of the Offer.

               (c) The Tag-Along Seller and each participating Investor Stockholder shall sell to the Buyer all, or at the option of the Buyer any part, of the Equity Securities proposed to be sold by them at the price and upon other terms and conditions contained in the Offer provided by the Tag-Along Seller under Section 3.5 above; provided, however, that any purchase of less than all of such Equity Securities by the Buyer shall be made from the Tag-Along Seller and each participating Investor Stockholder pro rata based upon the relative amount of the Equity Securities that the Tag-Along Seller and each participating Investor Stockholder is otherwise entitled to sell pursuant to Section 3.6(a).

               (d) The provisions of this Section 3.6 shall terminate upon a Qualified Public Offering.

        SECTION 3.7 Right of Participation in Sales by Investor Stockholders.

               (a) If at any time the Investor Stockholders desire to Transfer at least 40% of the Equity Securities owned in the aggregate by them and their Affiliates to any Person other than an Affiliate of the Investor Stockholders (the "Tag-Along Purchaser"), each of the other Stockholders, shall have the right to sell to the Tag-Along Purchaser, as a condition to such sale by the Investor Stockholders, at the price per share and on the terms and conditions applicable to the Common Stock set forth in the Tag-Along Purchaser's offer to the Investor Stockholders (the "Tag-Along Purchase Offer"), a number of shares of Common Stock equal to the number derived from multiplying the total number of shares of Common Stock (on an as converted basis) proposed to be sold by the Investor Stockholders by a fraction, the numerator of which is the total number of shares of Common Stock (on an as converted basis) held by such Stockholder and the denominator of which is the total number of shares of Common Stock (on an as converted basis) held by all Stockholders and the Investor Stockholders.

               (b) Each Stockholder wishing to so participate in any sale under this Section 3.7 shall notify the Agent in writing of such intention within twenty (20) days after the date such Stockholder's receipt of the Tag-Along Purchase Offer.

               (c) The Investor Stockholders and each participating Stockholder shall sell to the Tag-Along Purchaser all, or at the option of the Tag-Along Purchaser any part, of the Equity Securities proposed to be sold by them at the price per share and on the terms and conditions as set forth with respect to each class and series of Capital Stock in the Tag-Along Purchaser Offer; provided, however, that any purchase of less than all of such Equity Securities by the Tag-Along Purchaser shall be made from the Investor Stockholders and each participating Stockholder pro rata based upon the relative amount of the Equity Securities that the Investor Stockholder (including the other Holders) and each participating Stockholder is otherwise entitled to sell pursuant to Section 3.7(a).

               (d) The provisions of this Section 3.7 shall terminate upon a Qualified Public Offering.

        SECTION 3.8 Drag-Along Rights.

               (a) Subject to Section 3.8(c) hereof, if the Investor Stockholders (collectively, the "Drag-Along Transferor") approve a sale of
    (i) a majority of the outstanding shares of Common Stock on an as converted basis to a Bona Fide Purchaser or (ii) all or substantially all of the assets of the Company to a Bona Fide Purchaser (each an "Approved Sale"), whether by way of merger, consolidation, sale of stock or assets, or otherwise, all Stockholders shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (A) a merger or consolidation of the Company or a subsidiary, or a sale of all or substantially all of the assets of the Company or a subsidiary, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (B) a sale of a majority of the outstanding shares of Common Stock on an as converted basis the Stockholders shall agree to sell their respective proportionate percentages of the Common Stock on an as converted basis which are the subject of the Approved Sale, on the same terms and conditions as applicable to the Common Stock of the Drag-Along Transferor. The Stockholders shall take all actions reasonably requested by the Drag Along Transferor in connection with the consummation of the Approved Sale, including the execution of all agreements and such instruments and other actions requested by the Drag Along Transferor to provide the representations, warranties, indemnities, covenants, conditions, agreements, escrow agreements and other provisions and agreements relating to such Approved Sale; provided, however, that each participating Stockholder's liability under any such agreement or instrument shall be limited to his/her/its proportionate percentage of such liability (based on the number of shares of Common Stock on an as converted basis held by such Stockholder which are subject to the Approved Sale) and shall not exceed the proceeds received by such Stockholder. The Stockholders shall be permitted to sell their Equity Securities pursuant to an Approved Sale without complying with the provisions of Sections 3.1, 3.2, 3.3, 3.4, 3.5,
    3.6 and 3.7 of this Agreement.

               (b) If the Company and/or the Drag-Along Transferor or their representatives, enter into any negotiation or transaction for which Regulation D under the Securities Act (or any similar rule or regulation then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities Act) will, at the request of the Company or the Drag Along Transferor, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company and such Drag Along Transferor.

               (c) At the closing of the Approved Sale, each of the Stockholders shall (a) execute any documents or instruments reasonably requested by the Bona Fide Purchaser, and (b) deliver to the Bona Fide Purchaser certificates for the Equity Securities, duly endorsed or accompanied by duly executed stock assignments separate from certificate, free and clear of all encumbrances (other than those created pursuant to this Agreement), against delivery by the Bona Fide Purchaser of the consideration (including a certified check for the cash portion of such consideration) for the total sales price of the Equity Securities being sold by such Stockholder.

               (d) The provisions of this Section 3.8 shall terminate upon consummation of a Qualified Public Offering.

                                  ARTICLE IV

                       APPROVAL RIGHTS OF STOCKHOLDERS

        SECTION 4.1 Stockholder Approval Rights. The Company shall not (and the Investor Stockholders shall not take any action to cause the Company to) take any action to (i) enter into any transaction, or any agreement or understanding with the Investor Stockholders or any Affiliate of the Investor Stockholders (other than with respect to a Transfer of Equity Securities or as contemplated by this Agreement, the Stock Purchase Agreement or the Transaction Documents (as defined in the Stock Purchase Agreement)) or (ii) amend, modify, change or alter the Company's Certificate of Incorporation or By-Laws or the Certificates of Designation in a manner adverse to the Company or holders of Common Stock, without the written consent of the Stockholders holding a majority of the Common Stock, on an as converted basis, held by all Stockholders which consent shall not be unreasonably withheld or delayed.

                                  ARTICLE V

                                MISCELLANEOUS

        SECTION 5.1 Termination. Except as otherwise provided herein, the provisions of this Agreement shall terminate: (a) upon the agreement of all of the parties hereto, (b) with respect to ITI and Shalom and their respective permitted transferees referred to in the last sentence of Section 3.3(a) and Casty and LSC and their transferees referred to in the second sentence of
Section 3.4(a), as the case may be, when such Stockholder together with such permitted transferees owns less than 1.25% of the outstanding Common Stock (on an as converted basis), (c) with respect to Eidelstein and his permitted transferees referred to in the last sentence of Section 3.3(a), when Eidelstein's employment with the Company is terminated, (d) with respect to Bursztyn and his permitted transferees referred to in the last sentence of
Section 3.3(a), when Bursztyn's employment with the Company is terminated, (e) with respect to any other Stockholder (other than a Stockholder described in the first sentence of Section 3.4A), when such Stockholder together with its Affiliates owns less than 1.25% of the outstanding Common Stock (on an as-converted basis), and (f) with respect to all Investor

Stockholders and Stockholders, except as expressly provided herein, upon a Qualified Public Offering.

        SECTION 5.2 Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any other party unless such modification, amendment or waiver is approved in writing by the Company, the Agent, acting on behalf of the Investor Stockholders, and the Stockholders holding a majority of the Common Stock on an as converted basis held by all Stockholders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The parties hereby consent to any amendment to this Agreement solely to add as a party hereto any Person acquiring shares of Preferred Stock after the date hereof pursuant to the Tutopia Put Agreement (as defined in the Stock Purchase Agreement).

        SECTION 5.3 Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, except as otherwise provided herein.

        SECTION 5.4 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent, with respect to the Company and the Investor Stockholders, to their respective addresses specified in the Stock Purchase Agreement (or at such other address as any such party may specify by like notice) and, with respect to any other party, to the address of such party as shown in the stock record books of the Company (or at such other address as any such party may specify to all of the above by like notice).

        SECTION 5.5 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and otherwise to carry out the intent of the parties hereunder.

        SECTION 5.6 Entire Agreement. Except as otherwise expressly set forth herein, this document, the Stock Purchase Agreement and the Registration Rights Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

        SECTION 5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

        SECTION 5.8 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of the courts of the state of New York and of the United States of America sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding may be heard and determined in such a New York state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party in the manner provided in Section 12(b) of the Stock Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        SECTION 5.9 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

        SECTION 5.10 Enforcement. Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

        SECTION 5.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement

        SECTION 5.12 Legend. Each certificate evidencing any of the shares of Equity Securities held by the parties hereto shall bear a legend substantially as follows:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 28, 2002, AS THE SAME MAY BE AMENDED, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE."

        SECTION 5.13 Appointment of Agent. Each of the Investor Stockholders hereby irrevocably appoints UBS (the "Agent") to act as its true and lawful agent and attorney-in-fact and representative with full power and authority in its name, place and stead to act on its behalf for all purposes under this Agreement. The foregoing power of attorney is hereby declared to be irrevocable and coupled with an interest, and such appointment includes, among other powers, the power and authority to exercise all rights and privileges, and to discharge all obligations, of the Investor Stockholders under this Agreement, including:

               (a) designating and removing the Investor Representatives and otherwise taking all actions required to be taken by the Investor Stockholders under Article II, including providing consents;

               (b)    providing consents to Transfers under Section 3.3;

               (c) giving and receiving notices hereunder and service of process in any legal action or other proceedings arising out of or related to this Agreement and the transactions hereby; and

               (d)    amending or waiving the provisions of this Agreement.

Any instructions given by the Agent hereunder shall be validly given on behalf of each of the Investor Stockholders, and the Company shall have the right to rely thereon. UBS hereby accepts the appointment provided for in this Agreement and agrees to be bound by the provisions of this Agreement. All decisions and actions by the Agent shall be binding upon each of the Investor Stockholders and no Investor Stockholders shall have the right to object, dissent, protest or otherwise contest the same. The Company may conclusively rely upon any action taken by the Agent hereunder.

        SECTION 5.14 Termination of Joint Venture Agreement. By its execution hereof, each of the Company, ITI, Emerging Networks, Inc. and Casty confirms that the Subscription and Joint Venture Agreement, dated as of November 23, 1998, as amended, by and among the Company, Emerging Networks, Inc., ITI and Casty was terminated as of June 15, 2000.

        SECTION 5.15 Stockholder's Representation.

               (a) Each of the Stockholders severally (and not jointly) represents and warrants that all of the Equity Securities owned by it/him and any of its/his Affiliates is set forth on Exhibit A hereto and that each such Stockholder or it/his Affiliate owns such Equity Securities listed opposite its/his/their name free and clear of all Encumbrances (as defined in the Stock Purchase Agreement).

               (b) Each of Shalom and ITI severally (and not jointly) represents and warrants that Shalom controls the voting and disposition rights on all shares of Equity Securities owned by ITI or any of ITI's Affiliates.

        SECTION 5.16 Successor to Eidelstein. If Eidelstein is unable or unwilling to exercise voting rights with respect to any proxy granted to him under Article III hereof, any successor to Eidelstein shall require the written approval of UBS.

        SECTION 5.17 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).



        IN WITNESS WHEREOF, the parties hereto have executed the FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT as of the date set forth in the first paragraph hereof.

                                 IFX CORPORATION


                                 By:    /s/ Joel Eidelstein
                                        ------------------------------------
                                        Name:  Joel Eidelstein
                                        Title: President


                                 UBS CAPITAL AMERICAS III, L.P.

                                 By:  UBS Capital Americas III, LLC

                                        By:    /s/ Mark O. Lama
                                               ----------------------
                                        Name:  Mark O. Lama
                                        Title: Principal


                                        By:    /s/ Marc Unger
                                               ----------------------
                                        Name:  Marc Unger
                                        Title: Chief Financial Officer


                                 UBS CAPITAL LLC


                                 By:    /s/ Mark O. Lama
                                        -----------------------------
                                        Name:  Mark O. Lama
                                        Title: Attorney-in-Fact


                                 By:    /s/ Marc Unger
                                        -----------------------------
                                        Name:  Marc Unger
                                        Title: Attorney-in-Fact


                                 INTERNATIONAL TECHNOLOGY
                                 INVESTMENTS, LC


                                 By:    /s/ Michael Shalom
                                        -----------------------------
                                        Name:  Michael Shalom
                                        Title: Manager


                                 /s/ Joel Eidelstein
                                 ------------------------------------
                                 Joel Eidelstein


                                 /s/ Michael Shalom
                                 ------------------------------------
                                 Michael Shalom


                                 /s/ Lee S. Casty
                                 ------------------------------------
                                 Lee S. Casty


                                 LSC, LLC

                                  By:    /s/ Lee Casty
                                         ----------------------------
                                         Lee Casty, Manager


                                  /s/ Jak Bursztyn
                                  -----------------------------------
                                  Jak Bursztyn


The provisions of Section 5.14 of
this Agreement are hereby acknowledged
and agreed to.

EMERGING NETWORKS, INC.


By:  /s/ Michael Shalom
     ------------------
       Name:  Michael Shalom
       Title: Chief Executive Officer

                                  EXHIBIT A

       EQUITY SECURITIES OWNERSHIP BY STOCKHOLDERS AND THEIR AFFILIATES



                   Michael Shalom                                    10,201 (1)
                   Joel Eidelstein                                  383,245 (2)
                   Lee S. Casty                                   2,960,282
                   International Technology Investments, LC       4,500,000



(1) Includes 10,201 shares subject to a currently exercisable option to purchase held by ITI

(2) Includes 351,750 shares of Common Stock subject to an option granted to Eidelstein pursuant to the IFX 1998 Stock Option and Incentive Plan, which option currently is exercisable




NGEDOCS:705663.11